UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
_________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
April 26, 2016
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American Assets Trust, Inc.
(Exact name of registrant as specified in its charter)

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Maryland (State or other jurisdiction of incorporation)	001-35030 (Commission File No.)	27-3338708 (I.R.S. Employer Identification No.)
11455 El Camino Real, Suite 200 San Diego, California 92130 (Address of principal executive offices)	92130 (Zip Code)
(858) 350-2600 Registrant’s telephone number, including area code:
Not Applicable (Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 26, 2016, American Assets Trust, Inc. (the “Company”) filed a Form 8-K (the “Initial Form 8-K”) that furnished as an exhibit certain supplemental information concerning the Company’s financial results and operations for the quarter ending March 31, 2016.

The sole purpose of this amendment is to refurnish such exhibit to correct a scrivener’s error which had incorrectly stated the Annualized Base Rent and Annualized Base Rent per Leased Square Foot for the retail portion of the Company’s mixed use portfolio for 1st Quarter 2016 as $12,255,562 and $129.58, respectively, on page 22, and as $12,255,562 and $130, respectively, on page 27, when the correct amounts were in fact $10,709,209 and $113.23, respectively, on page 22, and $10,709,209 and $113, respectively, on page 27. Other than correcting these scrivener’s errors, the exhibit furnished with this Form 8-K/A remains unchanged from the exhibit furnished with the Initial Form 8-K.

Nothing in the Initial Form 8-K is being amended other than the refurnishing of Exhibit 99.2 as described above. This amendment should be read in conjunction with the Initial Form 8-K and the Company’s other filings with the SEC. Except as stated herein, this amendment does not reflect events occurring after the filing of the Initial Form 8-K with the SEC and no attempt has been made in this amendment to modify or update other disclosures as presented in the Initial Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits:
The following exhibits are filed herewith:

Exhibit Number	Exhibit Description
99.2**	American Assets Trust, Inc. Supplemental Information for the quarter ended March 31, 2016.
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** Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.
	By:	/s/ Robert F. Barton
Robert F. Barton Executive Vice President, CFO
April 27, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.2	American Assets Trust, Inc. Supplemental Information for the quarter ended March 31, 2016.

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